UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

VERITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2005, the Board of Directors of Verity, Inc., a Delaware corporation (“Verity”), upon the recommendation of the Compensation Committee of the Board of Directors, took each of the actions set forth below.

Determination of New Cash Compensation Arrangements for Senior Vice Presidents

The Board of Directors approved new cash compensation arrangements for the following Senior Vice Presidents of Verity, as follows:

Executive Officer	Annual Base Salary	Target Incentive at Plan
Steven Springsteel	$360,000	$180,000
Nicole Eagan	$275,000	$137,500
Mark Seamans	$283,000	$141,500
Michael Mooney	$290,000	$175,000
Sunil Nagdev	$265,000	$125,000
Hugo Sluimer	€240,000	€220,000

Determination of New Cash Compensation Arrangements for Executive Officers

The Board of Directors approved the Fiscal 2006 Executive Variable Compensation Plan, as follows:

1.	Metrics for determining percentage of goal attainment are weighted as follows:

a.	1/3 for attainment of Company revenue targets;

b.	1/3 for attainment of Company operating margin targets;

c.	1/3 for individual MBOs (management objectives).

2.	No payout if less than 90% of the goal is reached.

3.	For 90% to 100% of goal attainment, target incentive is paid out 50% to 100% on a linear basis based on level of attainment.

4.	For 100% to 130% of goal attainment, target incentive is paid out 100% to 200% on a linear basis based on level of attainment, with 200% being a maximum bonus payable.

5.	Both quarterly revenue and profit goal thresholds must be attained prior to any bonus funding for that quarter. Additionally, no quarter will be funded for a bonus greater than 100% unless each quarter of the fiscal year achieves the minimum of 90% of Company plan threshold.

Determination of New Cash Compensation Arrangements for Executive Officers

The Board of Directors approved a change of the date for the payout of fiscal 2005 bonuses to be June 30, 2005, rather than July 31, 2005, and amended the Employee Bonus Plan to provide that for each year, bonuses would be paid on or before July 31, 2005.

Item 7.01. Regulation FD Disclosure.

On June 22, 2005, the Board of Directors of Verity appointed Nicole Eagan as Verity’s Senior Vice President of Marketing and Chief Marketing Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERITY, INC.

Dated:	June 24, 2005	By:	/S/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Senior Vice President of Finance and Administration and Chief Financial Officer